ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT is dated November 19, 1996, by and between American Radio Systems Corporation, a Delaware corporation ("Buyer"), and New Generation Broadcasting, Inc., a Delaware corporation ("Seller").

                                P R E M I S E S:

         A. Seller is the licensee of and operates radio stations WXEG(FM), Beavercreek, Ohio (the "Station") pursuant to licenses issued by the Federal Communications Commission (the "FCC").

         B. Buyer has been programming the Stations pursuant to a Time Brokerage Agreement dated as of April 1, 1996 (the "TBA").

         C. Seller desires to sell, and Buyer wishes to buy, substantially all of Seller's assets used or useful in the operation of the Stations and the broadcast business made possible thereby for the price and on the terms and conditions hereafter set forth.

                                   AGREEMENTS:

         In consideration of the above premises and the covenants and agreements contained herein, Buyer and Seller agree as follows:

                                    Section 1
                                  DEFINED TERMS

         The  following  terms  shall  have  the  following   meanings  in  this
Agreement:

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         1.1 "Assets" means the tangible and  intangible  assets of Seller being sold, transferred, or otherwise conveyed to Buyer hereunder, as specified in detail in Section 2.1.

         1.2 "Assumed Contracts" means (i) all Contracts listed in Schedule 3.7,
(ii) any Contracts entered into by Seller in the ordinary course of business between the date hereof and the Closing Date which would have been listed on
Schedule 3.7 had they been in existence on the date hereof and which Buyer agrees in writing to assume, (iii) all Contracts, in existence on the Closing Date which meet the criteria set forth in Section 3.7 (i) - (iii) for exclusion from Schedule 3.7, and (iv) all Contracts with advertisers for the sale of time on one or both of the Stations for cash entered into in the ordinary course of business.

         1.3 "Closing" means the consummation of the transaction contemplated by this Agreement in accordance with the provisions of Section 8.

         1.4 "Closing Date" means the date of the Closing specified in Section 8.1.

         1.5 "Consents" means all of the consents, permits or approvals of government authorities and other third parties necessary to transfer the Assets to Buyer or otherwise to consummate the transaction contemplated hereby, including without limitation the consents of the parties to those Contracts designated in Schedule 3.7 with an asterisk.

         1.6 "Contracts" means all agreements and leases, written or oral (including any amendments and other modifications thereto) to which Seller is a party or which are binding upon Seller and, in each case, affect the assets or the business or operations of one or both of the the Stations, and (i) which are in effect on the date hereof and remain in effect on the Closing Date or (ii) which are entered into by Seller in the ordinary course of business between the date hereto and the Closing Date.

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


         1.7 "Excluded Assets" shall mean those assets described or set forth in
Section 2.2 herein or on Schedule 2.2 hereto.

         1.8 "FCC Consent" means action by the FCC granting its consent to the assignment of the FCC Licenses to Buyer as contemplated by this Agreement.

         1.9 "FCC Licenses" means all of the licenses, permits and other authorizations issued by the FCC to Seller in connection with the conduct of the business or operations of the Stations.

         1.10 "Licenses" means all of the licenses, permits and other authorizations, including the FCC Licenses, issued by the FCC, the Federal Aviation Administration ("FAA"), and any other federal, state or local governmental authorities to Seller in connection with the conduct of the business or operations of the Stations.

         1.11 "Personal Property" means all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, spare parts, and other tangible personal property which are owned or leased by Seller and used or useful as of the date hereof in the conduct of the business or operations of one or both of the Stations, subject to change in the ordinary course of business between the date hereof and the Closing Date.

         1.12  "Purchase  Price" means the purchase  price  specified in Section
2.3.

         1.13 "Real Property" means all of the fee estates and buildings and other improvements thereon, leasehold interests, easements, licenses, rights to access, rights-of-way, and other real property interest owned by Seller and identified on Schedule 3.5 hereto.

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                                    SECTION 2
                           SALE AND PURCHASE OF ASSETS

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to transfer and deliver to Buyer on the Closing Date, and Buyer agrees to purchase, all of the Assets, free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for those permitted in accordance with Section 2.4, 3.5 or 3.6 below), more specifically described as follows:

                  (a) The Personal Property;

                  (b) The Real Property;

                  (c) The Licenses;

                  (d) The Assumed Contracts;

                  (e) All trademarks, trade names, service marks, copyrights and all other intellectual property and similar intangible assets relating to either of the Stations, including those listed in Schedule 3.9 hereto;

                  (f) All of the Seller's proprietary information that relates to either of the Stations, including without limitation, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics, including, without limitation, filings with the FCC which relate to either of the Stations, if any;

                  (g) All choses in action and rights under warranties of Seller relating to the Assets, if any;


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                  (h) All books and records relating exclusively to the business or operations of either or both of the Stations, including executed copies of the Assumed Contracts, and all records required by the FCC to be kept, subject to the right of Seller to have such books and records made available to Seller for a reasonable period, not to exceed three
         (3) years; and

                  (i) All intangible assets of Seller relating to the Station not specifically described above.

         2.2 Excluded Assets. The Assets shall exclude all other assets of Seller, including, without limitation the following assets, and the assets listed on Schedule 2.2:

                  (a) Seller's cash on hand as of the Closing Date and all other cash in any of Seller's bank or savings accounts; any and all insurance policies, letters of credit, or other similar items and any cash surrender value in regard thereto; and any stocks, bonds, certificates of deposit and similar investments.

                  (b) All books and records of Seller, subject to the right of Buyer to have access and to copy for a period of three (3) years from the Closing Date, and Seller's corporate records and other books and records related to internal corporate matters and financial relationships with Seller's lenders;

                  (c) Any claims, rights and interest in and to any refunds of federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date (subject to funding under the Note Purchase Agreement discribed in Section 2.3 below);

                  (d) Any pension, profit-sharing or employee benefit plans, and any employment or collective bargaining agreement.

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         2.3 Purchase Price.  The Purchase Price shall be equal to the amount of principal outstanding and interest accrued and outstanding as of the Closing Date under that the 12% Secured Note Due 2006 dated December 20, 1995, made by
Seller  in  the  principal   amount  of  $2,206,633  and  the  12%   Convertible
Subordinated Notes due 2003 dated December 20, 1995 made by Seller in the principal amount of $1,140,705 issued pursuant to that certain Note Purchase Agreement dated as of December 20, 1996 by and between Buyer and Seller (the "Notes").

         2.4 Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall pay, discharge and perform (i) all of the obligations and liabilities of Seller under the Licenses and the Assumed Contracts insofar as they relate to the time period on and after the Closing Date, and arising out of events occurring on or after the Closing Date, (ii) all obligations and liabilities arising out of events occurring on or after the Closing Date related to Buyer's ownership of the Assets or its conduct of the business or operations of the Stations, and (iii) all obligations and liabilities for which Buyer receives a proration adjustment hereunder. Except to the extent otherwise provided for in the TBA, all other obligations and liabilities of Seller, including (i) any obligations under any Contract not included in the Assumed Contracts, (ii) any obligations under the Assumed Contracts relating to the time period prior to the Closing Date, (iii) any claims or pending litigation or proceedings relating to the operation of either of the Stations prior to the Closing Date, and (iv) those related to Seller's employees who do not become employees of Buyer upon the Closing shall remain and be the obligations and liabilities solely of Seller.


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



                                    SECTION 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

         3.1 Organization, Standing and Authority. Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct its business in the State of Ohio, which is the only jurisdiction where the conduct of the businesses and operations of the Stations requires such qualification. Seller has all requisite corporate power and authority (i) to own, lease, and use the Assets as presently owned, leased, and used, and (ii) to conduct the business or operations of the Stations as presently conducted. Seller has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants and
conditions  to  be  performed  and  complied  with  by  Seller,   hereunder  and
thereunder.

         3.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Seller have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by court-applied equitable remedies.

         3.3 Absence of Conflicting Agreements. Subject to obtaining the Consents, the execution, delivery, and performance of this Agreement and the documents

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



contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) will not conflict with any provision of the Certificate of Incorporation or By Laws of Seller; (ii) will not conflict with, result in a material breach of, or constitute a material default under, any law, judgment, order, ordinance, decree, rule, regulation or ruling of any court or governmental instrumentality, which is applicable to Seller; (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license or permit to which either Seller is a party or by which either may be bound; or (iv) will not create any material claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets.

         3.4 Licenses. Schedule 3.4 includes a true and complete list of the Licenses. Seller has delivered to Buyer true and complete copies of the Licenses (including any and all amendments and other modifications thereto). Seller is the authorized legal holder of the Licenses. The Licenses comprise all of the licenses, permits and other authorizations required from any governmental or regulatory authority for the lawful conduct of the business or operations of each of the Stations as presently operated.

         3.5 Title to and Condition of Real Property. Schedule 3.5 contains descriptions of all the Real Property (including the location of all improvements thereon), which comprises all real property interest necessary to conduct the business or operations of one or both of the Stations, as now conducted. Seller has good and marketable fee simple title, insurable at standard rates, to all of the fee estates (including the improvements thereof) listed in said Schedule free and clear of all liens, mortgages,

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pledges, covenants, easements, restrictions, encroachments, leases, charges, and other claims and encumbrances of any nature whatsoever, and without reservation or exclusion of any mineral, timber, or other rights or interests, except for
(i) liens for real estate taxes not yet due and payable, (ii) easements, rights-of-way and restrictions of record, none of which materially affects the use of such property, and (iii) liens in favor of Seller's lenders set forth in
Schedule  3.5,  and any other  claims or  encumbrances  which are  described  in
Schedule 3.5 and annotated to indicate that such claims or encumbrances shall be removed prior to or at Closing. To Seller's knowledge, all towers, guy anchors, and buildings and other improvements, included in the owned Assets are located entirely on the Real Property listed in Schedule 3.5 or easement rights set forth at Schedule 3.5. Seller has delivered to Buyer true and complete copies of all deeds, leases, Title Insurance Policies or other material instruments pertaining to the Real Property (including any and all amendments and other modifications of such instruments), all of which instruments are valid, binding and enforceable in accordance with their terms. Seller is not in material breach, nor to Seller's knowledge is any other party in material breach, of the terms of any of such deeds, leases, or other instruments.

         3.6 Title to and Condition of Personal Property. Schedule 3.6 contains descriptions of all material items of the Personal Property, which comprises all personal property used to conduct the business or operations of the Station as now conducted. Except as described in Schedule 3.6, Seller owns and has good title to all Personal Property. None of the Personal Property owned by Seller is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for (i) liens for current taxes not yet due and payable, and (ii) any other claims or

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encumbrances  which are described in Schedule 3.6 and annotated to indicate that such claims or encumbrances shall be removed prior to or at Closing.

         3.7 Contracts. Schedule 3.7 contains descriptions of all the Contracts except for: (i) contracts with advertisers for the sale of time on one or both the Stations for cash, entered into in the ordinary course of business, (ii) those employment contracts and miscellaneous service contracts which are terminable on 60 days notice or less, without penalty, and (iii) other contracts not involving either aggregate liabilities under all such contacts exceeding Five Thousand Dollars ($5,000) or any material nonmonetary obligation. Seller has delivered to Buyer true and complete copies of all written Contracts, and true and complete memoranda of all oral Contracts (including any and all amendments and other modifications to such Contracts). All of the Assumed Contracts are in full force and effect, and are valid, binding and enforceable in accordance with their terms, except as the enforceability thereof may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally, or by court-applied equitable remedies. Seller is not in material breach, nor to Seller's knowledge is any other party in material breach, of the terms of any such Contracts.

         3.8 Consents. Except for the FCC Consent provided for in Section 6.1 and the Consents indicated in Schedule 3.7, no consent, approval, permit or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party is required (i) to consummate this Agreement and the transactions contemplated hereby or (ii) to permit Seller to assign or transfer the Assets to Buyer. .

         3.9 Trademarks, Trade Names and Copyrights. Schedule 3.9 is a true and complete list of all copyrights, trademarks, trade names, licenses, patents, permits,

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jingles,  privileges and other similar intangible  property rights and interests
(exclusive of the FCC Licenses applied for, issued to or owned by Seller, or under which Seller is licensed or franchised, and used or useful in the conduct of the business or operations of one or both of the Stations,

         3.10 Insurance. In Seller's reasonable judgment, all of the tangible property included in the Assets is insured under policies covering risks customarily insured by business similar to the Stations. Seller has heretofore provided to Buyer a true and complete list of all insurance policies of Seller which insure any part of the Assets.

         3.11 Reports. Except where failure to do so would not have a material adverse effect on the ownership of the FCC Licenses or operation of the
Stations: (a) all returns, reports and statements which the Station is currently required to file with the FCC or with any other governmental agency have been filed, and (b) all reporting requirements of the FCC and other governmental authorities having jurisdiction thereof have been complied with. All of such reports, returns and statements are substantially complete and correct as filed. The public inspection file of each Station is located within its principal community contour and is maintained, in each case in compliance with the FCC's rules and regulations.

         3.12 Labor Relations. Seller is not a party to or subject to any collective bargaining agreements with respect to the Stations except as described in Schedule 3.12 hereto. Seller has no written or oral contracts of employment with any employee of the Station, other than those listed in Schedule 3.12.

         3.13 Claims, Legal Actions. Except as set forth in Schedule 3.16, and except for any investigations and rule-making proceedings generally affecting the broadcasting

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industry,  there is no claim,  legal action,  counterclaim,  suit,  arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Seller threatened, against or relating to Seller, the Assets, or the business or operations of the Stations of a material nature.. Seller knows of no claim or litigation pending or threatened which seeks to prevent the transaction contemplated by this Agreement.

         3.14 Compliance with Laws. To the knowledge of Seller, Seller has complied in all material respects with (i) the Licenses, and (ii) all applicable federal, state and local laws, rules, regulations and ordinances. To the knowledge of Seller, neither the ownership or use, nor the conduct of the business or operations, of the Station conflicts with rights of any other person, firm or corporation.

                                    SECTION 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

         4.1 Organization, Standing and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to conduct business in the State of Ohio. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder and thereunder, and to operate the Stations and to own the Assets, subject to obtaining the Consents at or prior to Closing.

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



         4.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by court-applied equitable remedies.

         4.3 Absence of Conflicting Agreements. Subject to obtaining the Consents, the execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) will not conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer; (ii) will not conflict with, result in material breach of, or constitute a material default under any laws, judgment, order, ordinance, decree, rule, regulation or ruling of any court or governmental instrumentality, which is applicable to Buyer; and (iii) will not conflict with, constitute grounds for termination of, result in a material breach of, constitute a default under or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, licenses, or permit to which Buyer is a party or by which Buyer may be bound.

         4.4 FCC Qualification. Buyer has no knowledge of any facts which would, under present law (including the Communications Act of 1934, as amended) and present rules, regulations and practices of the FCC, disqualify Buyer as an assignee of the Licenses listed on Schedule 3.4 hereto, or as an owner of the Assets and/or the operator of either of the Stations

         4.5 Consents. Except for the FCC Consent provided for in Section 6.1, and the Consents indicated in Schedule 4.5, no consent, approval, permit or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party is required to consummate this Agreement and the transactions contemplated hereby.

         4.6  Litigation.  Buyer  knows  of no claim or  litigation  pending  or
threatened  which  seeks  to  prevent  the  transaction   contemplated  by  this
Agreement.


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                                    SECTION 5
                               COVENANTS OF SELLER

         5.1 Pre-Closing Covenants. Except as contemplated by this Agreement or with the prior written consent of Buyer, not to be unreasonably withheld or delayed, between the date hereof and the Closing Date, and subject to the provisions of the TBA, Seller shall operate the Station in the ordinary course of business in accordance with its past practices (except where such would conflict with the following covenants or with Seller's other obligations hereunder), and abide by the following negative and affirmative covenants:

                  A. Negative Covenants. Seller shall not do any of the following:

                  (1) Disposition of Assets. Sell, assign, lease, or otherwise transfer or dispose of any of the Assets, except for assets consumed or disposed of in the ordinary course of business, where no longer used or useful in the business or operations of the Station or in connection with the acquisition of replacement property of equivalent kind and value;

                  (2) Encumbrances. Create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets, except for (i) those in existence on the date of this Agreement, disclosed in Schedules 3.5 and 3.6, or permitted by Section 2.4, 3.5 or 3.6 and (ii) mechanics' liens and other similar liens which will be removed prior to the Closing Date;

                  (3) No Inconsistent Action. Knowingly take any action which is inconsistent with its obligations hereunder or which could hinder or delay the consummation of the transaction contemplated by this Agreement.

                  B. Affirmative Covenants.  Seller shall do the following:

                           (1) Access to Information. Upon prior notice, allow Buyer and its authorized representatives reasonable access at mutually agreeable times at Buyer's expense during normal business hours to the Assets and to all other

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



         properties, equipment, books, records, Contracts and documents relating to the Station for the purpose of audit and inspection, and furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the affairs and business of the Station as Buyer may reasonably request, it being understood that the rights of Buyer hereunder shall not be exercised in such a manner as to interfere with the operations of the business of Seller; provided that neither the furnishing of such information to Buyer or its representatives nor any investigation made heretofore or hereafter by Buyer shall affect Buyer's rights to rely on any representation or warranty made by Seller in this Agreement, each of which shall survive any furnishing of information or any investigation;

                           (2) Maintenance of Assets. Subject to Buyer's obligations under the TBA, maintain all of the Assets or replacements thereof and improvements thereon in current condition (ordinary wear and tear excepted), and use, operate and maintain all of the Assets in a reasonable manner, with inventories or spare parts and expendable supplies being maintained at levels consistent with past practices;

                           (3)  Insurance.   Maintain  the   existing  insurance
         policies on the Station and the Assets provided they can be so maintained on a reasonable cost basis;

                           (4)  Consents.   Subject  to  Section  6.1,  use  its
         reasonable efforts to obtain the Consents;

                           (5) Notification. Promptly notify Buyer in writing of any unusual or material developments with respect to the assets of the Station, and of any material change in any of the information contained in Seller's representations and warranties contained in Section 3 hereof or in the schedules hereto, provided that such notification shall not relieve Seller of any obligations hereunder;

                           (6) Compliance with Laws. Comply in all material respects with all rules and regulations of the FCC, and all other laws, rules and regulations to which Seller, the Station and the Assets are subject.

         5.2 Post-Closing Covenants. After the Closing, Seller will take such actions, and execute and deliver to Buyer such further deeds, bills of sale, or other transfer documents as, in the reasonable opinion of counsel for Buyer and Seller, may be necessary to ensure complete and evidence the full and effective transfer of the Assets to Buyer pursuant to this Agreement.

                                    SECTION 6
                        SPECIAL COVENANTS AND AGREEMENTS

         6.1 FCC Consent. The assignment of the FCC Licenses as contemplated by this Agreement is subject to the prior consent and approval of the FCC.

                  A. Within ten (10) days after the execution of this Agreement, Buyer and Seller shall file with the FCC an appropriate application for purposes of obtaining the FCC Consent. The parties shall prosecute said application with all reasonable diligence and otherwise use their best efforts to obtain the grant of such application as expeditiously as practicable. If the FCC Consent imposes any condition on any party hereto, such party shall use its best efforts to comply with such condition unless compliance would be unduly burdensome or would have a material adverse effect upon it. If reconsideration or judicial review is sought with respect to the FCC Consent, Buyer and Seller shall oppose such efforts to obtain reconsideration or judicial review (but nothing herein shall be construed to limit any party's right to terminate this Agreement pursuant to Section 9 of this Agreement).

                  B. The transfer of the Assets hereunder is expressly conditioned upon (i) the grant of the FCC Consent without any materially adverse conditions on Buyer, and (ii) compliance by the parties hereto with the conditions (if any) imposed in the FCC Consent.

         6.2 Control of the Station. Subject to Buyer's obligations under the TBA, Buyer shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise or direct, the operations of either of the Stations prior to the Closing. Such operations, including complete control and supervision of all of the Stations' programs, employees, and policies, shall be the sole responsibility of Seller until the completion of the Closing hereunder, subject to Buyer's rights under the TBA.

         6.3 Taxes, Fees and Expenses. Buyer shall pay all sales, transfer and similar taxes and fees, if any, arising out of the transfer of the Assets pursuant to this Agreement. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and other representatives.

         6.4 Brokers. Buyer and Seller each represents and warrants that neither it nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement.

         6.5 Confidentiality. Except as necessary for the consummation of the transaction contemplated hereby, including Buyer's obtaining financing in any form or means of its choosing related hereto, each party hereto will keep confidential any information which is obtained from the other party in connection with the transaction contemplated hereby and which is not readily available to members of the general public, and will not use such information for any purpose other than in furtherance of the transactions contemplated hereby. In the event this Agreement is terminated and the purchase and sale contemplated hereby abandoned, each party will return to the other party originals and all copies of all documents, work papers and other written material obtained by it in connection with the transaction contemplated hereby.

         6.6 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary or reasonably desirable to the implementation and consummation of this Agreement, and otherwise use their best efforts to consummate the transaction contemplated hereby and to fulfill their obligations hereunder. Notwithstanding the foregoing, except as otherwise set forth herein, Buyer shall have no obligation (i) to expend funds to obtain the Consents (other than with respect to the filing and pursuance of the application to obtain the FCC Consent), or
(ii) to agree to any adverse change in any License or Assumed Contract to obtain a Consent required with respect thereto.
         6.7      Risk of Loss.

                  A. The risk of loss, damage or impairment, confiscation or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the completion of the Closing.

                  B. If any damage or destruction of the Assets or any other event occurs which prevents signal transmission by the Station in the normal and usual manner and Seller cannot restore or replace the Assets so that the conditions are cured and normal and usual transmission is resumed before the date on which the Closing would otherwise have to take place pursuant to Section
8.1 hereof, the Closing shall be postponed, for a period of up to one hundred and twenty (120) days, to permit the repair or replacement of the damage or loss.

                  C. In the event of any damage or destruction of the Assets described above, if such Assets have not been restored or replaced and the Station's normal and usual transmission resumed within the one hundred and twenty (120) day period specified above, Buyer may terminate this Agreement forthwith without any further obligation hereunder by written notice to Seller. Alternatively, Buyer may, at its option, proceed to close this Agreement and complete the restoration and replacement of such damaged Assets after the Closing Date, in which event Seller shall deliver to Buyer all insurance proceeds received in connection with such damage or destruction of the Assets to the extent not already expended by Seller arising in connection with such restoration and replacement.

                  D. Notwithstanding any of the foregoing, Buyer may terminate this Agreement forthwith without any further obligation hereunder by written notice to Seller if any event occurs which prevents signal transmission by the Station in a manner generally equivalent to its current operations for a consecutive period of five (5) or a cumulative period of fourteen (14) days after the date hereof.

         6.8 Audit Cooperation. Seller agrees to fully cooperate, and use reasonable efforts to cause its accounting firms to reasonably cooperate with Buyer and at Buyer's expense, to the extent required for the Buyer to prepare audited financial statements for the Stations for the period of Seller's ownership thereof.

         6.9 Disqualification. Buyer will not take, or unreasonably fail to take, any action which Buyer knows or has reason to know would cause its disqualification as an assignee of the Licenses listed on Schedule 3.4 or as an owner of the Assets and/or the operator of either of the Stations (it being understood that Buyer has an active duty to attempt to ascertain what would cause such disqualification). Should Buyer become aware of any such facts, it will promptly notify Seller in writing thereof and use its best efforts to prevent any such disqualification.

                                    SECTION 7
                  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER

         7.1 Conditions of Obligations to Buyer. All obligations of Buyer at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions, any or all of which may be waived by Buyer, in its sole discretion, in writing:

                  A. Representations and Warranties. The representations and warranties of Seller in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, as though such representations and warranties were made at and as of such date.

                  B. Covenants and Conditions. Seller shall have in all material respects performed and complied with the covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  C.  Consents.  Each of the  Consents  marked by an asterisk on
Schedule 3.7 and the FCC Consent shall have been duly obtained and delivered to Buyer with no material adverse change to the terms of the License or Assumed Contract with respect to which such Consent is obtained.

                  D. Licenses. Seller shall be the holder of the Licenses, and there shall not have been any modification of any of such Licenses which has an adverse effect on the relevant Station or the conduct of its business or operations. No proceeding shall be pending the effect of which would be to revoke, cancel, fail to renew, suspend or modify adversely any of the Licenses.

                  E. Deliveries. Seller shall have made or stand willing and able to make all the deliveries to Buyer set forth in Section 8.2

         7.2 Conditions to Obligations of Seller. The obligations of Seller at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions, any or all of which may be waived by Seller, in its sole discretion, in writing:

                  A. Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, as though such representations and warranties were made at and as of such date

                  B. Covenants and Conditions. Buyer shall have in all material respects performed and complied with the covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  C. Deliveries. Buyer shall have made or stand willing and able to make all the deliveries set forth in Section 8.3

                  D. FCC Consent. The FCC Consent shall have been obtained.

                                    SECTION 8
                         CLOSING AND CLOSING DELIVERIES

         8.1 Closing. The Closing shall take place at 10:00am on a date, to be set by Buyer, upon five (5) days written notice to Seller, no later than ten
(10) days  following  the date upon which the FCC  Consent  has been issued (the
"Closing Date"), subject to Section 6.7 hereof. Closing shall be held at the offices of Buyer in Boston, Massachusetts or such other place as shall be mutually agreed to by Buyer and Seller.

         8.2 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

                  (a) Transfer Documents. Duly executed warranty deeds, bills of sale, motor vehicle titles, assignments and other transfer documents which shall be sufficient to vest good and marketable title to the Assets in the name of Buyer or its permitted assignees, free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for those permitted in accordance with Sections 2.5, 3.5 or 3.6 hereof);

                  (b) Consents. The original of each Consent marked with an asterisk on Schedule 3.7;

                  (c) Officer's Certificate. A certificate, dated as of the Closing Date, executed by a duly authorized officer of Seller, certifying: (i) that the representations and warranties of Seller contained in this Agreement are true and complete in all material respects as of the Closing Date, except for changes contemplated by this Agreement, as though made on and as of that date; and (ii) that Seller has, in all material respects, performed its obligations and complied with its covenants set forth in this Agreement to be performed and complied with prior to or on the Closing Date;

                  (d) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Seller's Secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by such Seller's Board of Directors, authorizing and approving the execution of this Agreement by Seller and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (ii) providing, as attachments thereto, a certificate of legal existence certified by appropriate state officials; as of a date not more than fifteen (15) days before the Closing Date and by Seller's Secretary as of the Closing Date, and a copy of Seller's Certificate of Incorporation and By Laws as in effect on the date hereof, certified by Seller's Secretary as of the Closing Date;

                  (e) Opinions of Counsel. Opinions of Seller's counsel and communications counsel dated as of the Closing Date, and addressed to Buyer and at Buyer's directions, to Buyer's lenders, substantially in the form of Schedule 8.2 hereto.

         8.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

                  (a) Purchase Price. The Buyer shall deliver to Seller the Notes marked "Paid -- Satisfied in Full";

                  (b) Assumption Agreements. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform Seller's obligations as provided in Section 2.4;

                  (c) Officer's Certificate. A certificate, dated as of the Closing Date, executed by the President or Vice President of Buyer, certifying (i) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date, except for changes contemplated by this Agreement, as though made on and as of that date, and (ii) that Buyer has, in all material respects, performed its obligations and complied with its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date;

                  (d) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Buyer's Secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by Buyer's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and
         (ii) a copy of the corporate charter, articles of incorporation and Bylaws of Buyer as in effect on the Closing date, certified by Buyer's secretary as of the Closing Date;

                  (e) Opinion of Counsel. An opinion of Buyer's General Counsel dated as of the Closing Date, substantially in the form of Schedule 8.3 hereto.


                                    SECTION 9
                           RIGHTS OF BUYER AND SELLER
                            ON TERMINATION OR BREACH

         9.1 Termination Rights. This Agreement may be terminated by either Buyer or Seller if the terminating party is not then in breach of any material provision of this Agreement, upon written notice to the other party, upon the occurrence of any of the following:

                  (a) If on the Closing Date (i) any of the conditions precedent to the obligations of the terminating party set forth in Section 7 of this Agreement shall not have been materially satisfied, and (ii) satisfaction of such condition shall not have been waived by the terminating party;

                  (b) If the application for FCC Consent shall be set for hearing by the FCC for any reason;

                  (c) If the Closing shall not have occurred on or before December 31, 1997; or.

                  (d) As provided in Section 6.7(c) and Section 6.7(d) hereof.

Upon termination: (i) if neither party hereto is in breach of any material provision of this Agreement, the parties hereto shall not have any further liability to each other; (ii) if Seller shall be in breach of any material provision of this Agreement, Buyer shall have only the rights and remedies provided in Section 9.3 or (iii) if Buyer shall be in breach of any material provision of this Agreement, Seller shall be entitled only to actual damages incurred as a result of such breach.

         9.2 Specific Performance. The parties recognize that in the event Seller should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Buyer shall therefore be entitled to obtain specific performance of the terms of this Agreement. In the event specific performance is not available or granted to Buyer, Buyer shall be entitled to seek, in the alternative, money damages.

         9.3 Expenses Upon Default. In the event of any action to enforce this Agreement, Seller hereby waives the defense that there is an adequate remedy at law. In the event of a default by a party hereto (the "Defaulting Party") which results in the filing of a lawsuit for damages, specific performance, or other remedy the other party (the "Nondefaulting Party") shall be entitled to reimbursement by the Defaulting Party of reasonable legal fees and expenses incurred by the Nondefaulting Party in the event the Nondefaulting Party prevails.


                                   SECTION 10
                    SURVIVAL OF REPRESENTATIONS AND WARRANTS,
                               AND INDEMNIFICATION

         10.1 Representations and Warranties. All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation or warranty contained herein, except that insofar as any party has knowledge of any misrepresentation or breach of warranty at Closing and such knowledge is documented in writing at Closing, such party shall be deemed to have waived such misrepresentation or breach.

         10.2 Indemnification by Seller. Subject to the terms and understandings provided for in the TBA, Seller shall indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                  (a) Any and all losses, liabilities or damages resulting from any untrue representation, breach of warranty or nonfulfillment of any covenants by Seller contained herein or in any certificate, delivered to Buyer hereunder.

                  (b) Any and all obligations of Seller not assumed by Buyer pursuant to the terms hereof;

                  (c) Any and all losses, liabilities or damages resulting from Seller's operation or ownership of the Station prior to the Closing Date, including, without limitation, any and all liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior to the Closing Date; and

                  (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, and reasonable costs and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

         10.3 Indemnification by Buyer. Buyer shall indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

                  (a) Any and all losses, liabilities or damages resulting from any untrue representation, breach of warranty or nonfulfillment of any covenants by Buyer contained herein or in any certificate delivered to Seller hereunder;

                  (b) Any and all obligations assumed by Buyer pursuant to the terms hereof;

                  (c) Any and all losses, liabilities or damages resulting from Buyer's operation or ownership of the Station on or after the Closing Date, including, without limitation, any and all liabilities or obligations arising under the Licenses or the Assumed Contracts which relate to events occurring after the Closing Date or otherwise assumed by Buyer under this Agreement; and

                  (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, and reasonable costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

                  10.4  Procedures  for  Indemnification.   The  procedures  for
indemnification shall be as follows:

                  A. The party claiming the indemnification (the "Claimant") shall promptly give notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail, to the extent known (i) the factual basis for such claim, and (ii) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five (5) days after written notice of such action, suit or proceeding was given to Claimant. Notwithstanding the foregoing, any delay in providing such notice shall not affect the Claimant's rights hereunder except to the extent the Indemnifying Party is actually prejudiced by such delay.

                  B. Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, or if the Indemnifying Party does not respond to such notice, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

                  C. With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for reasonable actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense.

                  D. If a claim, whether between the parties or by a third party, requires immediate action, the parties will make all reasonable efforts to reach a decision with respect thereto as expeditiously as possible.

                  E. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained in good faith by the Claimant with respect to such claim.

                  F. The  indemnification  rights  provided in Sections 10.2 and
10.3 shall extend to the shareholders, directors, officers, partners employees and representatives of the Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

         10.5 Effect of the TBA. Notwithstanding anything in this Agreement to the contrary, Seller shall not be obligated to indemnify and hold harmless Buyer and its shareholders, directors, officers, partners, employees and representatives from and against, or to reimburse Buyer and its shareholders, directors, officers, partners, employees and representatives for, any losses, liabilities or damages arising out of, based upon, or resulting from (I) the inaccuracy of any representation or warrant of Seller which is contained herein or made pursuant to the terms hereof, if Buyer has or obtains Knowledge (as hereinafter defined) of such inaccuracy (a) as of the date hereof or (b) between the date hereof and the Closing Date or (ii) Seller's breach of or failure to perform any of its covenants or agreements contained herein or made pursuant to the terms hereof, if Buyer's obligations under the TBA require Buyer to take the action which would serve as a basis for a claim by Buyer that Seller had breached or failed to perform any of such covenants or agreements. In addition to the foregoing, and not in limitation thereof, to the extent that the TBA and this Agreement are inconsistent with each other as to the liability and obligations of Buyer and Seller with respect to the business and operation of the Stations and the Assets, the terms of the TBA shall govern. As used in this section, Buyer shall be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer or employee of Buyer is actually aware or reasonably should be aware of such fact or other matter by virtue of the performance of his duties for Buyer in connection with the TBA.

                                   SECTION 11
                                  MISCELLANEOUS

         11.1 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, or by facsimile transmission, with receipt confirmation, (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

If to Seller:                       New Generation Broadcasting, Inc.



                                    Attn:


with a copy                         David R. Bart, Co., LPA
(which shall not                    6776 Loop Road
constitute notice) to:              Centerville, OH  45459
                                    Fax: (513) 438-1207

If to Buyer:                        American Radio Systems Corporation
                                    116 Huntington Avenue
                                    Boston, MA  02116
                                    Attention:  Steven B. Dodge, President
                                    Fax: (617) 375-7575
with a copy
(which shall not
constitute notice) to:              Michael B. Milsom,
                                      Vice President & General Counsel
                                    American Radio Systems Corporation
                                    116 Huntington Avenue
                                    Boston, MA  02116
                                    Fax: (617) 375-7575

or to such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.1.

         11.2 Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto,. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.3 Governing Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the Commonwealth of Massachusetts.

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         11.4 Headings.  The headings  herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         11.5 Gender and Number. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context required.

         11.6 Entire Agreement. This Agreement, all schedules hereto, and all documents and certificates to be delivered by the parties pursuant hereto collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. All schedules attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein. This Agreement supersedes all prior negotiations between Buyer and Seller, and all letters of intent and other writings related to such negotiations, and cannot be amended, supplemented or modified except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

         11.7 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with

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such  obligation,  representation,  warranty,  covenant,  agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 11.7.

         11.8 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable or any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greater extent permitted by law.

         11.9 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.


         IN WITNESS WHEREOF, this Agreement has been executed by Buyer and Seller as of the date first above written.

         SELLER:                            NEW GENERATION BROADCASTING, INC.



                                            By: ________________________________



         BUYER:                             AMERICAN RADIO SYSTEMS CORPORATION



                                            By: ________________________________
                                                          Title:



ASSTWXEG.DOC

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                      SCHEDULES TO ASSET PURCHASE AGREEMENT


2.2      Excluded Assets

3.4      Licenses

3.5      Real Property

3.6      Personal property

3.7      Assumed Contracts

3.9      Trademarks; trade names; copyrights

3.16     Claims; legal actions

8.2      Opinion of Seller's General and FCC Counsels

8.3      Opinion of Buyer's General Counsel







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